Exhibit 10.8

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

Earthasia International Holdings Limited

泛 亞 環 境 國 際 控 股 有 限 公 司

(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 6128)

CLARIFICATION ANNOUNCEMENT

GRANT OF AWARDED SHARES PURSUANT TO
THE SHARE AWARD SCHEME OF THE COMPANY

Reference is made to the announcement of the Company dated 28 January 2021 (the “Announcement”) in relation to, inter alia, the grant of the Company Awarded Shares pursuant to the Company Share Award Scheme. Unless otherwise defined, capitalised terms used in herein shall have the same meaning ascribed to them in the Announcement.

As stated in the Announcement under the heading of “Grant of Awarded Shares by the Company”, the Board on 28 January 2021 resolved to grant an aggregate 9,931,275 Company Awarded Shares to 10 Company Selected Participants, two of whom are directors of the Company and details of the grant were stated in the relevant table. However, a statement “None of the Company Selected Participants is a connected person (as defined under the Listing Rules) of the Company” (the “Statement”) was inadvertently included in the Announcement.

The Board wishes to clarify that the Statement is wrong and should be removed from the Announcement. Save as the clarification above, all information in the Announcement remains unchanged.

By Order of the Board
Earthasia International Holdings Limited
Lau Hing Tat Patrick
Chairman

Hong Kong, 29 January 2021

As at the date of this announcement, the executive Directors are Mr. Lau Hing Tat Patrick, Mr. Chan Yick Yan Andross, Mr. Tian Ming, Mr. Yang Liu and Mr. Qiu Bin, the non-executive Director are Mr. Ma Lida and Mr. Tu Wenzhe; and the independent non-executive Directors are Ms. Tam Ip Fong Sin, Mr. Wang Yuncai, Mr. Liu Kwong Sang, Mr. Tang Zhaodong and Mr. Chan Anthony Kaikwong.